UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): March 5, 2014

Griffin-American Healthcare REIT III, Inc.
(Exact name of registrant as specified in its charter)

Maryland	333-186073 (1933 Act)	46-1749436
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

18191 Von Karman Avenue, Suite 300 Irvine, California		92612
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code: (949) 270-9200
Not Applicable
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure.

On March 6, 2014, American Healthcare Investors LLC, or American Healthcare Investors, one of our co-sponsors, issued a press release announcing that our executive officers and key division heads of American Healthcare Investors entered into irrevocable stock purchase plans, as further described in Item 8.01 below. The press release also announced an additional total investment of $750,000 made by the principals of American Healthcare Investors into shares of our company. A copy of the press release, which is hereby incorporated into this Item 7.01 in its entirety, is attached to this Current Report on Form 8-K as Exhibit 99.1.

The information furnished under this Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1, shall not be deemed to be "filed" for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section.

Item 8.01 Other Events.
On March 5, 2014, Jeffrey T. Hanson, our Chairman and Chief Executive Officer and a principal of American Healthcare Investors, Danny Prosky, our President and Chief Operating Officer and a principal of American Healthcare Investors, and Mathieu B. Streiff, our Executive Vice President, General Counsel and the third principal of American Healthcare Investors, each executed executive stock purchase plans, or the Executive Stock Purchase Plans.
Pursuant to the Executive Stock Purchase Plans, Messrs. Hanson, Prosky and Streiff have irrevocably agreed to invest 100% of all of their net after-tax base salary and cash bonus compensation earned as employees of American Healthcare Investors directly into shares of our common stock. These purchases shall commence after the later of (i) the initial release from escrow of the minimum offering amount, as described in the Prospectus relating to our registered initial public offering of common stock, or the Offering, and (ii) April 1, 2014. The Executive Stock Purchase Plans terminate on December 31, 2014 or earlier upon the occurrence of certain events, including an early termination of the Offering.
Additionally, Messrs. Hanson, Prosky and Streiff have collectively invested a total of $750,000 directly into our company by purchasing shares of our common stock pursuant to the Offering. This initial investment is in addition to the ongoing stock purchases they will make through the Executive Stock Purchase Plans described above.
On March 5, 2014, certain of our officers and key division heads of American Healthcare Investors also entered into stock purchase plans, or the Stock Purchase Plans, whereby each individual invests a portion of their net after-tax base salary as employees of American Healthcare Investors directly into our shares of common stock. Shannon K S Johnson, our Chief Financial Officer and the Senior Vice President, Accounting and Finance of American Healthcare Investors; Stefan K.L. Oh, our Senior Vice President of Acquisitions and the Senior Vice President, Acquisitions of American Healthcare Investors; Cora Lo, our Secretary and the Senior Vice President, Securities Counsel of American Healthcare Investors; Chris Rooney, our Vice President, Asset Management and the Senior Vice President, Asset Management of American Healthcare Investors; along with Damon Elder, Senior Vice President, Marketing and Communications of American Healthcare Investors each entered into Stock Purchase Plans in which they irrevocably agreed to invest 15.0%, 15.0%, 10.0% , 15.0% and 10.0%, respectively, of their net after-tax base salaries as employees of American Healthcare Investors into our shares of common stock. These purchases shall commence after the later of (i) the initial release from escrow of the minimum offering amount, as described in the Prospectus relating to the Offering, and (ii) April 1, 2014. The Stock Purchase Plans terminate on December 31, 2014 or earlier upon the occurrence of certain events, including an early termination of the Offering.
The shares of common stock will be purchased at a price of $9.00 per share, reflecting the purchase price of the shares offered to the public in the Offering reduced by selling commissions and the dealer manager fee in connection with such transactions.
The information furnished under this Item 8.01 of this Current Report on Form 8-K shall not be deemed to be "filed" for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section.

Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.
99.1 American Healthcare Investors LLC Press Release, dated March 6, 2014

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Griffin-American Healthcare REIT III, Inc.

March 6, 2014	By:/s/ Jeffrey T. Hanson
Name: Jeffrey T. Hanson
Title: Chief Executive Officer

Exhibit Index

Exhibit No.	Description
99.1	American Healthcare Investors LLC Press Release, dated March 6, 2014